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                                  EXHIBIT 10.10

                 ($12,321,428.57 AMENDED AND RESTATED SHORT FORM
                      DEBENTURE DATED AS OF JUNE 28, 2002.)

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                      $12,321,428.57 AMENDED AND RESTATED
AS OF JUNE 28, 2002          SHORT FORM DEBENTURE         ANDOVER, MASSACHUSETTS

          This Amended and Restated Short Form Debenture (this "AMENDED DEBENTURE") is issued pursuant to that certain Amendment Agreement, dated as of even date herewith (the "AMENDMENT AGREEMENT"; capitalized terms used herein and without definition shall have the meanings ascribed to them in the Amendment Agreement), by and among Private Investment Bank Limited, Nassau, Bahamas or its affiliates, acting in its name but on behalf and at the exclusive risk of certain of Private Investment Bank Limited's clients (collectively "PIBL"), Med Diversified, Inc., a Nevada corporation ("MED"), American Reimbursement, LLC, a Delaware limited liability company, TEGCO Investments, LLC, a Delaware limited liability company and each of the Med Subsidiaries, a copy of which is attached hereto as EXHIBIT A and incorporated herein by this reference, and this Amended Debenture amends and restates in its entirety that certain Short Form Convertible Debenture, dated December 28, 2001, regarding the advance made on December 28, 2001 of US$15,000,000 (the "PRINCIPAL SUM") by PIBL to MED, a copy of which is attached hereto as EXHIBIT B and incorporated herein by this reference (the "ORIGINAL DEBENTURE").

          This Amended Debenture shall be subject to the following terms and conditions and the parties executing this Amended Debenture shall be obligated to perform in accordance with such terms and conditions:

          1. TERMS OF PAYMENT. This Amended Debenture shall have a final maturity date of June 28, 2004, subject to acceleration of payment by MED of the Principal Sum following an "EVENT OF DEFAULT" (the "TERM") and MED shall repay the Principal Sum to PIBL or its designee together with interest thereon at the rate of seven percent (7%) per annum, payable quarterly in arrears as of the last Business Day (as defined below) of each March, June, September and December during the Term, subject to default interest at an additional 100 basis points (1% per annum) during the continuation of any Event of Default.

          2. MANDATORY PRE-PAYMENT. Without limiting Section 6 below, this Amended Debenture is subject to the mandatory prepayment provisions set forth in
Section 2(a) of the Amendment Agreement and the holder of this Amended Debenture shall be entitled to a pro rata share of any such mandatory prepayment upon the terms and conditions set forth therein.

          3. ELIMINATION OF CONVERSION RIGHTS. All conversion rights granted to PIBL or its designee(s) or assignee(s) under paragraphs 4 and 5 of the Original Debenture are hereby eliminated, cancelled, and of no further effect.

          4. OBLIGATIONS OF PIBL. Upon execution of this Amended Debenture by the parties hereto, and in exchange therefor, PIBL shall:

               (a) surrender the instrument evidencing the Original Debenture to MED for cancellation; and

               (b) return the share certificates representing four million nine hundred fifty thousand (4,950,000) shares of MED common stock previously provided by MED to PIBL pursuant to paragraph 5 of the Original Debenture to MED for cancellation.

          5. TRANSFERABILITY. The parties agree that, subject to the restrictions set forth in Section 10, below, and to any restrictions imposed under the Securities Act of 1933, as amended, and other applicable securities laws, this Amended Debenture is transferable by PIBL or any other holder of this Amended Debenture from time to time (each such holder, individually, a "HOLDER" and all such holders, collectively, the "HOLDERS").

          6. BENEFITS AND BURDENS UNDER THE AMENDMENT AGREEMENT AND OTHER MODIFICATION DOCUMENTS. The Holder of this Amended Debenture shall be entitled to the rights, privileges, remedies and other

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benefits, and shall be subject to the restrictions, obligations and other benefits, of a Holder of Amended Debentures as set forth in and pursuant to the Amendment Agreement and the other Modification Documents (as defined therein), all of which are deemed incorporated herein by this reference.

          7. LOSS, THEFT, DESTRUCTION OR MUTILATION OF AMENDED DEBENTURE. Upon receipt by MED of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Amended Debenture, and in case of loss, theft or destruction, of indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Amended Debenture, if mutilated, MED will make and deliver a new debenture identical in tenor and date in lieu of this Amended Debenture.

          8. COMPUTATION OF INTEREST. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months.

          9.   DEFINITIONS.

               "BUSINESS DAY" means any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed.

          10. INTERPRETATION. The validity, interpretation and performance of this Amended Debenture shall be construed under and controlled by the laws of the State of New York, without regard to choice-of-law principles.

          11. COUNTERPARTS. This Amended Debenture may be executed in counterparts, each of which shall be deemed to be an original, but which together shall be deemed to constitute a single document. Copies of this Amended Debenture shall have the same effect and enforceability as the original.

          12.  LEGEND.

     THIS AMENDED DEBENTURE HAS NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED ("THE ACT") OR ANY STATE SECURITIES LAW. THE AMENDED DEBENTURE HAS BEEN ACQUIRED FOR INVESTMENT AND NEITHER SAID AMENDED DEBENTURE NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, SOLD OR OFFERED FOR SALE UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT FOR THE AMENDED DEBENTURE AS A SECURITY UNDER THE ACT AND QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAW, OR (2) SUCH TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND PURSUANT TO QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAW OR EXEMPTION THEREFROM, OR (3) THERE IS AN OPINION OF COUNSEL SATISFACTORY TO MED THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED AS TO SAID TRANSFER, SALE OR OFFER.

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Acknowledged, agreed to and accepted this 28th day of June, 2002, at Andover,
Massachusetts.

PRIVATE INVESTMENT BANK LIMITED                   MED DIVERSIFIED, INC.


By:                                               By:
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              [SIGNATURE PAGE TO $12,321,428.57 AMENDED DEBENTURE]